UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 Sleepytime Drive, Boulder, CO 80301
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On August 21, 2023, the Board of Directors (the “Board”) of The Hain Celestial Group, Inc. (the “Company”) appointed Lee A. Boyce as Executive Vice President and Chief Financial Officer, effective September 5, 2023 (the “Start Date”). Mr. Boyce will succeed Christopher J. Bellairs.

Mr. Boyce, age 58, has served as Chief Financial Officer of Hearthside Food Solutions LLC, an international contract manufacturer and bakery, since September 2021 with responsibility for the company’s finance, global systems, procurement and legal organizations. Prior to Hearthside, Mr. Boyce served as CFO, Executive Vice-President of WernerCo, an international manufacturer and distributor of climbing products and systems, fall protection equipment, jobsite storage and commercial vehicle storage, from January 2019 to August 2021 with responsibility for the company’s financial and IT organizations. Prior to WernerCo, Mr. Boyce served as CFO, Senior Vice-President of American Hotel Register Company, the largest global supplier to the hospitality industry, from 2015 to January 2019, heading its finance, strategy, analytics, sales operations and IT departments. Prior to that, Mr. Boyce served in various finance roles of increasing responsibility in commercial, strategy, supply chain, and transformation at Mondelēz International / Kraft Heinz from 1995 to 2015, most recently as CFO, Vice-President of Finance, Beverages from 2013 to 2015. Mr. Boyce began his career at Ernst & Young as a Senior Auditor and Management Consultant. Mr. Boyce is a Certified Public Accountant, a Certified Management Accountant and a Chartered Global Management Accountant.

In connection with his hiring, the Company and Mr. Boyce entered into an offer letter that provides for (i) an annual base salary of $558,000 and (ii) eligibility to earn an annual bonus under the Company’s Annual Incentive Plan (“AIP”) with a target payout of 85% of his annual base salary, with the actual AIP payout being subject to the terms and conditions adopted by the Compensation Committee (the “Compensation Committee”) of the Board. For fiscal year 2024, Mr. Boyce’s bonus opportunity under the AIP will be prorated based on his time employed during the fiscal year.

Mr. Boyce will also be eligible to participate in the Company’s Long Term Incentive Program (“LTIP”) under the Company’s 2022 Long Term Incentive and Stock Award Plan (the “Plan”), subject to the terms and conditions of the LTIP to be adopted by the Compensation Committee. With respect to fiscal year 2024, Mr. Boyce will receive an award under the 2024-2026 LTIP having a target value of $1,000,000. Such 2024-2026 LTIP award is expected to consist of (i) an award of restricted share units (“RSUs”) (50% of the target value) and (ii) awards of performance share units (“PSUs”) (50% of the target value), with two-thirds (2/3) of the PSUs tied to relative total shareholder return and one-third (1/3) of the PSUs tied to absolute total shareholder return, in each case over a three-year performance period. The PSUs will vest, if at all, three years following the grant date if the performance criteria are met, while the RSUs will vest in one-third (1/3) annual installments over a period of three years following the grant date, in each case subject to Mr. Boyce’s continued employment with the Company and certain customary accelerated vesting terms upon specified terminations. Beginning in fiscal year 2025, Mr. Boyce will be eligible to receive LTIP awards under the Plan as determined by the Compensation Committee.

In recognition of the compensation Mr. Boyce is forfeiting by leaving his employer, Mr. Boyce will also be receiving a one-time make-whole cash signing bonus of $196,000 to be paid in one lump sum after Mr. Boyce has completed the first 90 days of employment, subject to prorated recoupment if within the first 12 months of his employment Mr. Boyce voluntarily terminates his employment or is terminated by the Company for cause.

In the event Mr. Boyce’s employment is terminated by the Company without cause, and subject to his execution of a customary release, he will receive cash severance in an amount equal to one times his base salary in effect at the time of termination and one times his target AIP award for the year in which the termination occurs, which will be paid out over a 12-month period following termination of his employment.

The Company and Mr. Boyce also entered into the Company’s standard Change in Control Agreement (the “Change in Control Agreement”), which becomes effective as of the commencement of Mr. Boyce’s employment and generally provides for cash severance in an amount equal to two times the sum of Mr. Boyce’s base salary plus his target AIP award if Mr. Boyce’s employment is terminated under certain circumstances following a Change in Control (as defined in the Change in Control Agreement), subject to the terms and conditions set forth therein.

There is no arrangement or understanding between Mr. Boyce and any other person pursuant to which Mr. Boyce was selected as the Company’s Executive Vice President and Chief Financial Officer, and there are no family relationships between Mr. Boyce and any of the Company’s directors or executive officers. In addition, there have been no transactions involving Mr. Boyce that would be required to be disclosed by Item 404(a) of Regulation S-K.

Departure of Christopher J. Bellairs

On August 21, 2023, the Board determined that Christopher J. Bellairs will be succeeded as Executive Vice President and Chief Financial Officer by Lee A. Boyce, effective September 5, 2023. Mr. Bellairs will remain as an employee at the Company through November 20, 2023 to assist with the transition of his responsibilities.

In connection with Mr. Bellairs’ termination by the Company without cause (as determined by the Compensation Committee in accordance with Mr. Bellairs’ Offer Letter with the Company, dated January 18, 2022 (the “Bellairs Offer Letter”)), the Company expects to enter into a separation agreement with Mr. Bellairs that will provide that he will receive (1) cash severance in accordance with the terms of the Bellairs Offer Letter, which consists of one times the sum of his base salary and target bonus, which amounts to a total of $1,032,763, to be paid in bi-weekly installments over the 12-month period following his departure from the Company, and (2) payment or reimbursement of Mr. Bellairs’ COBRA premiums for a period of 12 months following his departure. Mr. Bellairs’ outstanding equity awards as of his departure will be treated in accordance with their terms, with all outstanding equity awards as of his departure being forfeited in their entirety.

Item 8.01	Other Events.

On August 24, 2023, the Company issued a press release announcing the foregoing Chief Financial Officer transition. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated August 24, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2023

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy M. Meringolo
Name:	Kristy M. Meringolo
Title:	Chief Legal and Corporate Affairs Officer, Corporate Secretary